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EXHIBIT 4(c)

NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza, Columbus, Ohio 43215
(Hereinafter called the Company)
P.O. BOX 182832
COLUMBUS, OHIO 43218-2832
1-800-848-6331


          In consideration of the Application for this Contract made by


         Trustee of the Nationwide BEST OF AMERICA(R) Group Master Trust

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                    (hereinafter called the Contract Holder)

FBO
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     Customers of (Name of Firm or B/D)

and of the payment of Purchase Payments as provided herein, the Company agrees to pay, in accordance with and subject to the terms and conditions of this Contract, the benefits herein set forth with respect to each Certificate Owner.

CONTRACT: Group Flexible Purchase Payment Modified Guaranteed Annuity, Non-Participating.

Executed for the Company on the Date of Issue.


        [/s/ Patricia R. Hatler                     /s/ Joseph J. Gasper]
             Secretary                                  President

                          READ YOUR CONTRACT CAREFULLY


ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS CONTRACT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE APPLICATION OF A MARKET VALUE ADJUSTMENT AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED.
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
                                      CONTENTS

DEFINITIONS...........................................................................3

GENERAL PROVISIONS....................................................................5
     Certificate Account
     Limitations on Contract Holder's Rights
     Entire Contract
     Non-Participating
     Incontestability
     Alteration or Modification
     Assignment
     Protection of Proceeds
     Misstatement of Age or Sex
     Information - Records
     Reports
     Number
     Deduction for Premium Taxes

OWNERSHIP PROVISIONS..................................................................6

ACCUMULATION PROVISIONS...............................................................6
     Purchase Payments
     Contract Value

TRANSFERS, SURRENDERS, AND WITHDRAWALS................................................6
     Transfer Provisions
     Surrenders
     Restrictions on Surrenders for Certain Qualified Plans, TSAs and IRAs
     Suspension or Delay of Surrender
     Contingent Deferred Sales Charge

REQUIRED DISTRIBUTION PROVISIONS......................................................7

DEATH PROVISIONS......................................................................7
     Death Benefit Payment

ANNUITIZATION PROVISIONS..............................................................7

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DEFINITIONS
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ANNUITANT - The person upon whose continuation of life any annuity payments involving life contingencies depends.

ANNUITIZATION - The period during which annuity payments are received by the Annuitant.

ANNUITIZATION DATE - The date the annuity payments actually commence.

ANNUITY COMMENCEMENT DATE - The date on which annuity payments are scheduled to commence.

ANNUITY PAYMENT OPTION - The chosen form of annuity payments. Several options are available under the Certificate Agreement.

BENEFICIARY - The person designated to receive certain benefits under the Certificate Agreement upon the death of the Annuitant, if there is no surviving Joint Certificate Owner, prior to the Annuitization Date.

CERTIFICATE AGREEMENT - The document which describes a Certificate Owner's rights and benefits.

CERTIFICATE ACCOUNT - An account in which all financial transactions of the Certificate Owner occurring under the Certificate Agreement prior to the Annuitization Date are recorded.

CERTIFICATE ACCOUNT VALUE - With respect to a Certificate Account, the sum of the value of all amounts allocated to the Guaranteed Period Options, which may be subject to a MVA, plus any amounts allocated to the Transition Account.

CERTIFICATE ANNIVERSARY - Each 12-month anniversary of the Certificate Effective Date.

CERTIFICATE EFFECTIVE DATE - The first date Purchase Payments are credited to the Certificate Account.

CERTIFICATE OWNER (OWNER(S)) - The person who possesses all rights under the Certificate Agreement, including the right to designate and change parties named in the Certificate Agreement, Annuity Payment Option, and the Annuity Commencement Date. The Certificate Owner is the person named as owner on the Enrollment Card unless a subsequent change is made.

CODE - The Internal Revenue Code of 1986, as amended.

COMPANY - Nationwide Life Insurance Company.

CONTINGENT ANNUITANT - The Contingent Annuitant may be the recipient of certain rights or benefits under the Certificate Agreement when the Annuitant dies before the Annuitization Date.

CONTINGENT BENEFICIARY - The person or entity designated to be the Beneficiary if the named Beneficiary is not living at the time of the death of the Annuitant.

CONTINGENT CERTIFICATE OWNER - A Contingent Certificate Owner succeeds to the rights of a Certificate Owner, upon the Certificate Owner's death before Annuitization if there is no Joint Certificate Owner.

CONTRACT - The Group Flexible Purchase Payment Deferred Variable Annuity issued to the Contract Holder.

CONTRACT ANNIVERSARY - Each 12 month anniversary the Contract remains in force commencing with Date of Issue.

CONTRACT HOLDER - The entity named on the face page. The Contract Holder possesses no rights under the Certificate Agreement.

DATE OF ISSUE - The date the first Purchase Payment is applied to the Contract.

DEATH BENEFIT - The benefit that is payable upon the death of the Annuitant, unless a Contingent Annuitant has been named. If the Annuitant dies after the Annuitization Date, any benefit that may be payable shall be as specified in the Annuity Payment Option elected.

DISTRIBUTION - Any payment of part or all of a Certificate Owner's Certificate Account Value.

ENROLLMENT CARD - The form required for participation in the Contract.

GUARANTEED PERIOD OPTION - A funding option offered under the Certificate Agreement which provides a guaranteed interest rate paid over certain maturity durations as long as certain conditions are met.

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HOME OFFICE - The main office of the Company located in Columbus, Ohio.

INDIVIDUAL RETIREMENT ANNUITY (IRA) - An annuity which qualifies for favorable tax treatment under Section 408 of the Internal Revenue Code which is established for the exclusive benefit of the Certificate Owner or the Certificate Owner's beneficiaries.

JOINT CERTIFICATE OWNER - The Joint Certificate Owner, if any, possesses an undivided interest in the entire Certificate Agreement in conjunction with the Certificate Owner. If a Joint Certificate Owner is named, references to Certificate Owner or Joint Certificate Owner will apply to both the Certificate Owner and Joint Certificate Owner, or either of them, unless the context requires otherwise.

NON-QUALIFIED CONTRACT - A Contract which does not qualify for favorable tax treatment under the provisions of Sections 403(a) (Qualified Plans), 408 (IRAs), 403(b) (Tax-Sheltered Annuities) or 408A (Roth IRAs) of the Code.

PURCHASE PAYMENT(S) - A deposit of new value into the Certificate Account. The term "Purchase Payment" does not include transfers among the Guaranteed Period Options and the Transition Account.

QUALIFIED PLAN(S) - A Contract that receives favorable tax treatment under the provisions of Section 401(a) and 403(a) of the Code.

ROTH IRA - An individual retirement annuity meeting the requirements of Section 408A of the Code.

TAX SHELTERED ANNUITIES (TSA) - An annuity which qualifies for favorable tax treatment under Section 403(b) of the Code.

TRANSITION ACCOUNT - An account available under the Certificate Agreements with interest rates that are set monthly by the Company.

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GENERAL PROVISIONS
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CERTIFICATE ACCOUNT

The Company shall establish and maintain a Certificate Account for each Certificate Owner under this Contract. The Certificate Agreement is established for the exclusive benefit of the Certificate Owner.

LIMITATIONS ON CONTRACT HOLDER'S RIGHTS

The Contract Holder's rights under the Contract with respect to a Certificate Account are delegated to the Certificate Owner. A Certificate Owner has the sole authority to exercise contractual rights with respect to the Certificate Account. These rights are described in the Certificate Agreement.

ENTIRE CONTRACT

The Contract is the entire agreement between the Company and the Contract Holder. All statements made in the application will be deemed representations and not warranties.

NON-PARTICIPATING

The Contract is non-participating. It will not share in the surplus of the Company.

INCONTESTABILITY

The Company will not contest the Contract.

ALTERATION OR MODIFICATION

The Company reserves the right to not accept any new Certificate Owners in the Contract as of a specified date.

The Company reserves the right to change any other provisions of this Contract as of the first Contract Anniversary, and at any time thereafter, by giving written notice to the Contract Holder not less than 90 days before the effective date of the change. No such change will adversely affect the rights of any Certificate Owner with an interest in the Contract prior to the effective date of the change unless: (1) made in writing; and (2) signed by the President or Secretary of the Company. No other person can alter or change any terms or conditions of this Contract.

ASSIGNMENT

If permitted, a Certificate Owner may assign some or all rights under the Certificate Agreement. Such assignment must be made in writing and executed as defined in the Certificate Agreement.

The Company is not responsible for the validity of tax consequences of any assignment or for any payment or other settlement made prior to the Company's recording of the assignment.

PROTECTION OF PROCEEDS

Proceeds under this Contract are not assignable. Proceeds are not subject to the claims of creditors or to legal process, except as mandated by applicable laws.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant has been misstated, all payments and benefits under the Certificate Agreement will be adjusted as provided for in the Certificate Agreement.

INFORMATION - RECORDS

The Contract Holder or Certificate Owner shall furnish all information, which the Company may reasonably require for the administration of the Contract or Certificate Agreement. The Company will not be liable for the fulfillment of any obligations until it receives all information in a form satisfactory to the Company.

REPORTS

At least once a year, prior to the Annuitization Date, a report showing the Certificate Account Value will be provided to the Certificate Owner.

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NUMBER

Unless otherwise provided, all references in this Contract which are in the singular form will include the plural; all references in the plural form will include the singular.

DEDUCTION FOR PREMIUM TAXES

The Company will charge against each Certificate Account Value the amount of any premium taxes levied by a state or any other government entity upon Purchase Payments received by the Company. The Company at its sole discretion and in compliance with applicable state law will determine the method used to recoup premium taxes. The Company currently deducts such charges from a Certificate Account Value either (1) at the time the Certificate Agreement is surrendered,
(2) at the Annuitization Date, or (3) at such earlier date as the Company may be subject to such taxes.

OWNERSHIP PROVISIONS
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All ownership rights of the Certificate Owner, Joint Certificate Owner,
Contingent Certificate Owner, Annuitant, Contingent Annuitant and Beneficiary are defined in the Certificate Agreement.

ACCUMULATION PROVISIONS
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PURCHASE PAYMENTS

The Certificate Agreement is provided in return for the initial Purchase Payment which is due on the Certificate Effective Date. Subsequent Purchase Payment amounts, if any, and contribution limits for IRAs, Qualified Plans, and TSAs are outlined in the Certificate Agreement. The cumulative total of all purchase payments under this and any other annuity contract(s) issued by the Company having the same Annuitant may not exceed $1,500,000 without the prior written consent of the Company.

Based on the Certificate Owner's election, Purchase Payments will be allocated among the available Guaranteed Period Options and the Transition Account. These accounts and options, applicable provisions, and restrictions and rights applicable to the Certificate Owner, are defined and described in the Certificate Agreement.

CONTRACT VALUE

The Contract Value at any time will be the sum of all (1) amounts allocated under each Certificate Account to a Guaranteed Period Option, and (2) amounts allocated to the Transition Account.

TRANSFERS, SURRENDERS, AND WITHDRAWALS
--------------------------------------

TRANSFER PROVISIONS

A Certificate Owner may transfer among the funding options available under a Certificate Agreement. Restrictions and limitations regarding the Certificate Owner's right to make transfers are described in the Certificate Agreement.

SURRENDERS

Prior to the earlier of the Annuitization Date or the death of the Annuitant and any Contingent Annuitant, a Certificate Owner may surrender part or all of the Certificate Account Value. All conditions and restrictions applicable to the Certificate Account surrenders are prescribed in the Certificate Agreement.

The surrender value will be paid to the Certificate Owner within seven days of receipt of a proper request as outlined in the Certificate Agreement.

RESTRICTIONS ON SURRENDERS FOR CERTAIN QUALIFIED PLANS, TSAS AND IRAS

The surrender of Certificate Account Value attributable to contributions made pursuant to a salary reduction agreement (within the meaning of Section 402(g)(3)(c)of the Code), or transfers from a Custodial Account described in
Section 403(b)(7) of the Code, may be executed only as outlined in the Certificate Agreement.

SUSPENSION OR DELAY OF SURRENDER

The Company has the right to suspend or delay the date of any surrender payment from a Guaranteed Period Option or the Transition Account for any period defined in the Certificate Agreement.

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CONTINGENT DEFERRED SALES CHARGE

If part or all of the Certificate Account is surrendered, a Contingent Deferred Sales Charge ("CDSC") may be made by the Company. The CDSC is designed to cover expenses relating to the sale of the Certificate Account interest. All provisions governing the applicability of CDSC, including the waivers of CDSC, are prescribed in the Certificate Agreement.

REQUIRED DISTRIBUTION PROVISIONS
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Each interest in the Contract is intended to be treated as an "annuity contract"
for federal income tax purposes. Accordingly all provisions of the Contract shall be interpreted and administered in accordance with the requirements of
Section 72 of the Code.

The events and conditions that will give rise to a Distribution of a Certificate Account based on the type of certificate are defined in the Certificate Agreement.

DEATH PROVISIONS
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Upon the death of any Certificate Owner, prior to Annuitization, the Certificate
Owner's entire interest in the Certificate Account will be distributed in accordance with and in the manner described under the death provisions of the Certificate Agreement and as required by Section 72(s) of the Code.

Upon the death of any Annuitant, prior to Annuitization, a Death Benefit is payable. The Death Benefit will be distributed in accordance with and in the manner described under the Death Provisions of the Certificate Agreement and as required by Section 72(s) of the Code.

DEATH BENEFIT PAYMENT

The value of the Death Benefit will be determined as of the date specified in the Certificate Agreement and will be calculated in the manner described therein.

ANNUITIZATION PROVISIONS
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All annuitization provisions, including the selection and change of Annuity
Payment Options, the Annuity Commencement Date, calculation and frequency of payments, and the available Annuity Payment Options are prescribed in the Certificate Agreement.

A Supplementary Agreement will be issued to the Annuitant within 30 days following the Annuitization Date. The Supplementary Agreement will set forth the terms of the Annuity Payment Option selected.

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